Exhibit 15.2


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Baird, Kurtz & Dobson
                                                 City Center Square
                                                 1100 Main,  Suite 2700
                                                 Kansas City, Missouri 64105
                                                 816 221-6300  FAX 816 221-6380
                                                 www.bkd.com






Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


We are aware that our report dated October 28, 1999 on our review of the interim financial information of Midwest Grain Products, Inc. for the periods ended September 30, 1999 and 1998 is incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                             s/ Baird, Kurtz & Dobson
                                             BAIRD, KURTZ & DOBSON

Member of
Moores Rowland International

Kansas City, Missouri
October 28, 1999
                                                          Solutions for Success